Exhibit 99.1

NaturalShrimp Signs Letter of Intent to Acquire Aquaculture Assets of Hydrenesis Aquaculture, LLC

Assets to be Acquired for $12,500,000

Major Financing Announcement Forthcoming from NSI

Dallas, TX, Feb. 23, 2021 (GLOBE NEWSWIRE) -- via NewMediaWire -- NaturalShrimp, Inc., an aquaculture Company, which has developed and patented the first commercially operational Recirculating Aquaculture System (RAS) for shrimp, announced today that it has signed a Letter of Intent (LOI) to acquire the aquaculture assets of Hydrenesis Aquaculture, LLC for $12,500,000, consisting of $5,500,000 in cash and the balance due in NSI common stock. The acquisition is expected to be accretive to earnings in fiscal year 2021.

Gerald Easterling, CEO of NaturalShrimp added, “NaturalShrimp has been working with Hydrenesis since 2018 on several solutions for the industry with the team at Hydrenesis. We currently have trials on going in Norway and Australia. The Company intends to immediately begin deployment of the technology in our hatchery and nursery systems. We also believe that the Hydrenesis technology will have major impacts on disease control in salmon, barramundi, and tilapia farming segments. We expect to file additional patents around the expansion of the application and use of the combined EC and Hydrenesis technology.”

David Antelo, CEO of Hydrenesis, Inc., said, “We are excited for the next evolution of our relationship with NaturalShrimp. We have been exploring the application of ‘Redox’ water treatment for several years. Our technologies’ ability to affect water chemistry and elevate water quality is proving to have a significant impact on growth and health metrics. Natural Shrimp's bold vision and rapid growth trajectory make them the ideal partner for extending commercialization of Hydrenesis technologies to additional species applications.”

ABOUT NATURAL SHRIMP: NaturalShrimp, Inc. is a publicly traded aqua-tech Company, headquartered in Dallas, with production facilities located near San Antonio, Texas. The Company has developed the first commercially viable system for growing shrimp in enclosed, salt-water systems, using patented technology to produce fresh, never frozen, naturally grown shrimp, without the use of antibiotics or toxic chemicals. NaturalShrimp systems can be located anywhere in the world to produce gourmet-grade Pacific white shrimp.

About Hydrenesis: Hydrenesis, Inc. and Hydrenesis Aquaculture, LLC, headquartered in Pompano Beach, FL, are private technology owners and technology commercialization companies that partner with leading IP holders and industry insiders to commercialize innovative technologies in major industry sectors.

Forward Looking Statements

This press release contains "forward-looking statements." The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements include statements regarding moving forward with executing the Company's global growth strategy. The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company's Annual Report on Form 10-Q filed on February 16, 2021, and in our other filings with the U.S. Securities and Exchange Commission.

Contact:
Richard Brown
508-462-9638

SOURCE: Natural Shrimp